Execution Version
SECURITIES PURCHASE AGREEMENT

by and among

DZS INC.
and
IV GLOBAL FUND NO. 4

Exhibit A —    Form of Registration Rights Agreement
Exhibit B —    Form of Opinion of Baker Botts L.L.P.

SECURITES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT, dated as of December 29, 2023 (this “Agreement”), is by and between DZS INC., a Delaware corporation (the “Company”), and IV GLOBAL FUND NO. 4, a Korean limited partnership (the “Purchaser”).
WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the provisions of this Agreement; and
WHEREAS, the Company and the Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Purchaser with certain registration rights with respect to the shares of Common Stock.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the introductory paragraph.
“Articles of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended through February 28, 2017, and as amended by (i) the Certificate of Amendment of Restated Certificate of Incorporation, dated August 26, 2020 and (ii) the Certificate of Amendment to the Restated Certificate of Incorporation, dated June 1, 2023.
“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchaser by the Company or any Subsidiary of the Company hereunder or thereunder.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by law or other governmental action to close.
“Bylaws” means the Amended and Restated Bylaws of the Company.

“Closing” shall have the meaning specified in Section 2.02.
“Closing Date” shall have the meaning specified in Section 2.02.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the introductory paragraph.
“Company Parties” means the Company and all of the Company’s Subsidiaries.
“Company Related Parties” shall have the meaning specified in Section 5.02.
“Company SEC Documents” shall have the meaning specified in Section 3.03.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located, or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company means a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.
“Indemnified Party” shall have the meaning specified in Section 5.03.
“Indemnifying Party” shall have the meaning specified in Section 5.03.
“Knowledge” means, in the case of the Company, the actual knowledge of Charlie Vogt and Misty Kawecki.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any Property of any kind.
“Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to consummate the transactions under any Basic Document; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the industries in which the Company Parties operate, except to the extent that the Company Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iii) acts of God, earthquakes, any weather-related or other force majeure event, or natural disasters; (iv) health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)), including any worsening of such conditions; (v) any action required or permitted by this Agreement; or (vi) any change in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.
“NASDAQ” means the NASDAQ Capital Market.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Price” means $1.84, which represents the closing price of the Common Stock on NASDAQ on the trading day immediately preceding the date of this Agreement.
“Purchased Shares” means 5,434,783 shares of Common Stock.
“Purchaser Lock-Up Period” shall have the meaning specified in Section 4.06.
“Purchaser Related Parties” shall have the meaning specified in Section 5.01.
“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
“Registration Rights Agreement” has the meaning set forth in the recitals.
“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
“Restatement” means, collectively, (a) the determination by the Audit Committee of the Board of Directors that the Company’s previously issued (i) unaudited condensed consolidated financial statements as of and for each of the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022 and (ii) audited condensed consolidated financial statements as of and for the year ended December 31, 2022, should no longer be relied upon and should be restated due to accounting errors, (b) the Company’s intention to restate the foregoing financial statements and the notes thereto in amendments to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, the three months ended March 31, 2022, the three and six months ended June 30, 2022 and the three and nine months ended September 30, 2022, and amend among other related disclosures, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the applicable periods in the foregoing reports, and (c) the review by the Audit Committee of the Company’s Board of Directors of the Company’s accounting for revenue recognition and the extent to which these matters affect the Company’s internal controls over financial reporting, in each case as described in the Company’s filings with the Commission, including the Current Report on Form 8-K filed with the Commission on November 9, 2023.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.
“Transfer” shall have the meaning specified in Section 4.06.
Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made in accordance with GAAP applied on a consistent basis during the periods involved and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, free and clear of any and all Liens, other than transfer restrictions set forth herein or under applicable federal or state securities Laws, and the Purchaser hereby agrees to purchase from the Company the Purchased Shares, and the Purchaser agrees to pay the Company the Purchase Price.
Section 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at 9:00 a.m., Central Time, on January 4, 2024 at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, or at such other time and date not later than five (5) full Business Days thereafter as the Company and the Purchaser may agree (the “Closing Date”).

Section 2.03 Conditions to Closing.
(a)    Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
(ii)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
(b)    Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;
(ii)    the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(iii)    the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and
(iv)    the Company shall have delivered, or caused to be delivered, to the Purchaser at the Closing, the Company’s closing deliveries described in Section 2.04.
(c)    The Company’s Conditions. The obligation of the Company to consummate the sale of the Purchased Shares to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(ii)    the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date; and
(iii)    the Purchaser shall have delivered, or caused to be delivered, to the Company the Purchaser’s closing deliveries described in Section 2.05.
Section 2.04 Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company shall deliver, or cause to be delivered, to the Purchaser:
(a)evidence of the issuance of the Purchased Shares to the Purchaser credited to book-entry accounts maintained by the transfer agent of the Company, bearing the legend or restrictive notation set forth in Section 4.11;
(b)a certificate of the Secretary of State of the State of Delaware, dated a recent date, that the Company is in good standing;
(c)a cross-receipt executed by the Company and delivered to the Purchaser certifying that it has received the Purchase Price as of the Closing Date;
(d)a counterpart of the Registration Rights Agreement in the form attached to this Agreement as Exhibit A duly executed by the Company;
(e)An opinion addressed to the Purchaser from Baker Botts L.L.P., legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit B;
(f)A certificate of the Secretary or Assistant Secretary of the Company, on behalf of the Company, certifying as to and attaching (1) the Articles of Incorporation and Bylaws, (2) board resolutions authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares and (3) its incumbent officers authorized to execute the Basic Documents, setting forth the name and title and bearing the signatures of such officers; and
(g)A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of the Company, in their capacities as such, stating that:
(i)the Company has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;
(ii)the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

Section 2.05 Purchaser’s Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to the Company:
(a)payment to the Company of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing prior to the Closing Date;
(b)a cross-receipt executed by the Purchaser and delivered to the Company certifying that it has received the Purchased Shares as of the Closing Date;
(c)a counterpart of the Registration Rights Agreement duly executed by the Purchaser; and
(d)a certificate, dated the Closing Date and signed by an authorized Representative of the Purchaser, stating that:
(i)the Purchaser has performed and complied, in all material respects, with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Purchaser on or prior to the Closing Date; and
(ii)the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
RELATED TO THE COMPANY
The Company represents and warrants to and covenants with the Purchaser as follows:
Section 3.01 Existence. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct the business in which it is engaged and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
Section 3.02 Capitalization and Valid Issuance of Purchased Shares.
(a)As of the date of this Agreement, prior to the issuance and sale of the Purchased Shares, as contemplated hereby, the authorized capital stock of the Company consists of 72,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share. At the close of business on December 27, 2023, there were 32,122,048 shares of Common Stock issued and outstanding. There are no shares of preferred stock of the Company, par value $0.001 per share, issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.
(b)The Purchased Shares will be duly authorized by the Company and, when issued and delivered by the Company in accordance with this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.
(c)Except (i) for the Purchased Shares to be issued pursuant to this Agreement, (ii) for awards in respect of shares of Common Stock issued pursuant to the Company’s or any of its Subsidiaries’ benefit plans (including any employment agreement) and (iii) as disclosed in the

Company SEC Documents or otherwise disclosed in writing to the Purchaser, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of the Company that are binding on the Company are outstanding.
(d)The offering and sale of the Purchased Shares as contemplated by this Agreement do not give rise to any rights for or relating to the registration of any Common Stock or other securities of the Company other than as have been waived (it being understood that the registration of the Purchased Shares pursuant to the Registration Rights Agreement is not included in the foregoing representation).
Section 3.03 Litigation. Except as set forth in the forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Company SEC Documents”), there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to the Knowledge of the Company, threatened against or affecting any of the Company Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or (b) (individually or in the aggregate) would be reasonably likely to result in a Material Adverse Effect.
Section 3.04 No Conflicts; Compliance with Laws. The execution, delivery and performance by the Company of the Basic Documents and compliance by the Company with the terms and provisions hereof and thereof, and the issuance and sale by the Company of the Purchased Shares, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchaser contained herein and its compliance with the covenants contained herein, violate any provision of any Law having applicability to the Company or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the Articles of Incorporation, Bylaws or other organizational documents of the Company or any organizational documents of any of the Company’s Subsidiaries, (c) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clause (a), (c) and (d), where any such conflict, violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.04 would not be, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

Section 3.05 Authority, Enforceability. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by the Company of the Basic Documents has been duly authorized by all necessary action; and the Basic Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law. No approval from the holders of the Common Stock is required in connection with the Company’s issuance and sale of the Purchased Shares to the Purchaser.
Section 3.06 Approvals. Except for the approvals that have already been obtained, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Basic Documents, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.
Section 3.07 Investment Company Status. The Company is not now, and, after the sale of the Purchased Shares and the application of the net proceeds from such sale will not be, an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.08 Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company or alleged to have been incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
Section 3.09 No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

Section 3.10 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
Section 3.11 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.07 and Section 4.08, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
Section 3.12 Post-Closing Covenant. From and after the Closing Date, the Purchaser shall be entitled, but not required to, designate for appointment by the Board of Directors of the Company (the “Company’s Board”) a nominee to serve as a member of the Company’s Board (the “Purchaser’s Nominee” and such designation right, the “Purchaser’s Designation Right”); provided that the Purchaser’s Nominee shall have the requisite skill and experience to serve as a director of a public company and the Purchaser’s Nominee shall not be prohibited from serving as a member of the Company’s Board pursuant to any rule or regulation of the Commission or the national stock exchange upon which the Company’s common stock is then traded. Upon notification of the name of the Purchaser’s Nominee, the Company shall have 15 days to cause the Company’s Board to appoint the Purchaser’s Nominee to the Company’s Board, which appointment shall be for a class of directors to be designated by the Company’s Board in accordance with the Articles of Incorporation, and to nominate the Purchaser’s Nominee for re-election at the next annual meeting of the Company’s stockholders following such appointment and each subsequent annual meeting at which the applicable class of directors are subject to re-election, and in each case, cause the Company’s Board to recommend that the stockholders of the Company vote in favor of the election of the Purchaser’s Nominee. The Purchaser’s Nominee shall be included under the Company’s D&O insurance coverage. The Purchaser has the right to appoint alternative nominees in the event any Purchaser’s Nominee resigns from the Board of Directors of the Company. The Purchaser’s Designation Right shall continue until the Purchaser’s ownership of the Common Stock is less than 4.9% of the total outstanding Common Stock of the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS
OF THE PURCHASER
The Purchaser hereby represents and warrants and covenants to the Company that:
Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. The Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser is required. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.03 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the Property or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.
Section 4.05 No Side Agreements. There are no other agreements by, among or between the Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents, and there are no promises or inducements for future transactions between or among any of such parties.
Section 4.06 Lock-Up Agreement. Without the prior written consent of the Company, except as specifically provided in this Agreement, the Purchaser will not, during the period commencing on the date hereof and ending six (6) months after the Closing Date (such period, the “Purchaser Lock-Up Period”) (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Purchased Shares or (2) enter into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of its Purchased Shares, whether any such transaction described in clause (1) or (2) above (any such transaction described in clauses (1) and (2), a “Transfer”) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Purchaser may transfer its Purchased Shares to an Affiliate of the Purchaser, provided that any such Affiliate transferee agrees to the restrictions set forth in this Section 4.06 and such transfer complies with applicable federal and state securities Laws.
Section 4.07 Investment. The Purchased Shares are being acquired for the Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom the Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state. If the Purchaser should in the future decide to dispose of any of the Purchased Shares, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities Laws, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
Section 4.08 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
Section 4.09 Restricted Securities. The Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 under the Securities Act. Without limiting the generality of the foregoing, the Purchaser acknowledges that as a result of the Restatement and the Company’s related failure to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023 within the applicable filing deadlines established by the Commission, which reports have not been filed with the Commission as of the date of this Agreement, the Purchaser may be restricted from transferring any Purchased Shares under Rule 144 under the Securities Act for an extended period of time and potentially may not ever be permitted to transfer the Purchased Shares under such Rule 144. The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company. The Purchaser understands that the current public information referred to above is not now available. The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Purchased Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Purchased Shares.

Section 4.10 Reliance by the Company. The Purchaser understands that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Purchased Shares.
Section 4.11 Legend. The Purchaser understands that the Purchased Shares will bear the following legend:
“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities Laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
Section 4.12 Company Information. The Purchaser has been furnished with all materials relating to the business, finances, condition, operations and all other aspects of the Company, including the Restatement, that have been requested by and on behalf of the Purchaser and materials relating to the offer and sale of the Purchased Shares that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and receive answers from the Company and to seek from the Company such additional information as the Purchaser has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Purchaser by or on behalf of the Company. Except for the representations and warranties of the Company expressly contained in Article III, the Purchaser has not relied on any representation or warranty of the Company (nor has any representation or warranty been made, except as contained in Article III) in connection with the Purchaser’s decision to purchase the Purchased Shares or any other investment decision. The Purchaser understands that its purchase of the Purchased Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advise as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Shares.

Section 4.13 Short Selling. The Purchaser has not entered into any short sales of the Common Stock owned by it between the time it first began discussions with the Company about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap shall not be considered a short sale of Common Stock).
Section 4.14 Sufficient Funds. The Purchaser has available to it as of the date of this Agreement, and will have at the Closing, sufficient funds to enable the Purchaser to pay in full at the Closing the entire amount of the Purchase Price in immediately available cash funds.
ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES
Section 5.01 Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty in accordance with Section 6.02, and provided further that the maximum liability of the Company for any indemnification of the Purchaser and its Purchaser Related Parties hereunder shall not exceed the Purchase Price.
Section 5.02 Indemnification by the Purchaser. The Purchaser agrees to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty in accordance with Section 6.02, provided, further, that the liability of the Purchaser shall not be greater in amount than the Purchase Price.

Section 5.03 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party.
Section 5.04 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PERSON SHALL BE ENTITLED TO LOST PROFITS, LOSS OF BUSINESS OPPORTUNITY, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR ATTRIBUTABLE TO ANY BREACHES OF ANY COVENANTS OR AGREEMENTS OF ANY PARTY HEREUNDER AND THE PURCHASER AND THE COMPANY, FOR ITSELF AND ON BEHALF OF THE APPLICABLE INDEMNIFIED PARTIES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO LOST PROFITS, LOSS OF BUSINESS OPPORTUNITY, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR ATTRIBUTABLE TO ANY BREACHES OF ANY COVENANTS OR AGREEMENTS OF ANY PARTY HEREUNDER, OTHER THAN CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES SUFFERED BY ANY THIRD PARTY FOR WHICH RESPONSIBILITY IS ALLOCATED AMONG THE PARTIES UNDER THE TERMS HEREOF.

ARTICLE VI
MISCELLANEOUS
Section 6.01 Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever the Company has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.
Section 6.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.06, 3.08, 3.09, 4.02 and 4.04 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or the Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment or repurchase thereof. All indemnification obligations of the Company and the Purchaser and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.
Section 6.03 No Waiver; Modifications in Writing.
(a)Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 6.04 Binding Effect; Assignment.
(a)Binding Effect. This Agreement shall be binding upon the Company, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
(b)Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of the Company. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of the Company.
Section 6.05 Non-Disclosure. Notwithstanding anything herein to the contrary, to the extent that the Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Company, the Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof. Other than the Current Reports on Form 8-K to be fined and any other disclosure required by the Commission, NASDAQ or any Governmental Authority, in each case, in connection with this Agreement, the Company, its respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, the Purchaser or any of its Affiliates only after providing the Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 6.05 shall delay any required filing or other disclosure with the Commission, NASDAQ or any Governmental Authority or otherwise hinder the Company, its respective Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NASDAQ or other Governmental Authority.
Section 6.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
(a)If to Purchaser:
IV GLOBAL FUND NO. 4
5F A43, 11 Yeouidaebang-ro 67 gil.
Yeongdeungpo-gu, Seoul, Republic of Korea 07553
Attention: Kyungwook Kam
Email: kyle.kam@cginvites.com
Fax: +82-2-6265-1618

with a copy (which will not constitute notice) to:
Lawfirm Woorinuri
2F 23, Seocho-daero 53 gil
Seocho-gu, Seoul, Republic of Korea 06604
Attention: Moohan Kim
Email: mhkim.wlaw@gmail.com
Fax : +82-2-3288-0158

(b)If to the Company:
DZS Inc.
5700 Tennyson Parkway, Suite 400
Plano, Texas 75024
Attention: Justin Ferguson
Email: justin.ferguson@dzsi.com

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Preston Bernhisel
Email: preston.bernhisel@bakerbotts.com

or to such other address as the Company or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 6.07 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 6.08 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 6.09 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.
Section 6.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.
Section 6.11 Termination.
(a)Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing (i) by the Purchaser upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement or (ii) by the mutual written agreement of the Company and the Purchaser.
(b)Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.
(c)In the event of the termination of this Agreement as provided in this Section 6.11, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article V of this Agreement.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
    DZS INC.

By: /s/ Justin Ferguson
Justin Ferguson
Chief Legal Officer

    [Signature Page to Securities Purchase Agreement]

IV GLOBAL FUND NO. 4

By:  Invites Ventures Co., Ltd., its General Partner

By: /s/ Paul Choi
Name: Paul Choi
Title: CEO

    [Signature Page to Securities Purchase Agreement]